Exhibit 99.1

AGREEMENT FOR LISTING ONLINE WITH COSTCO

BETWEEN:

MoviePass, Inc.
(hereinafter referred to as the “Vendor”)

- and -

TicketOps Corporation
(hereinafter referred to as “TicketOps”)

WHEREAS Costco Wholesale (“Costco”) has retained the services of TicketOps Corporation (“TicketOps”) to manage the digital delivery of certain products and services on Costco websites.

WHEREAS Vendor has entered into an agreement with Costco regarding the sale of certain product or service SKU’s (the SKU’s) as defined below.

WHEREAS Vendor and TicketOps have entered into this Agreement (the “Agreement”) in order to facilitate the placement and sale of the SKU’s on the Costco online shopping carts.

NOW THEREFORE in consideration of the mutual covenants and agreements of the parties contained in this Agreement and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged by Vendor and TicketOps, the parties agree as follows:

Product(s)

SKU Description (as defined on Costco web site)	Net Price Payable to Vendor	Tax Rate and Name if Applicable	Currency	Total Price Payable to Vendor	Sale Start Date	Sale End Date
Movie Lovers Package – Annual Subscriptions to MoviePass and Fandor	[*]		US	[*]	12/12/17	12/18/17

The parties agree that unless Costco has agreed in advance as noted above, no tax will be collected by Costco. The total price listed above will include all applicable taxes. The remittance of all applicable taxes will be the responsibility of the Vendor.

Fulfilment

Vendor shall be responsible for:

●	Issuing to TicketOps unique PIN codes or unique Barcodes for each SKU (the Codes);

●	Notifying TicketOps if they want TicketOps to supply unique encrypted Codes and in what format, what character length and how they want the Codes to display for redemption and cancellation purposes.

●	Notifying TicketOps if the Vendor is able to redeem Codes from smart phones so that TicketOps can provide the Costco customer with this delivery option.

●	Cancelling all used Codes on the Vendor’s own system or on the TicketOps system when TicketOps supplied Codes are used.

●	Providing to TicketOps all SKU descriptions, graphics and purchase terms and conditions needed for digital delivery.

●	Providing directly to Costco site all SKU descriptions, graphics and purchase terms and conditions needed for the Costco shopping cart.

●	Supplying to TicketOps all required payment instructions.

Vendor Initial ____________ TicketOps Initial ____________

TicketOps shall be responsible for:

●	Executing and submitting to Costco all agreements and contracts required by Costco to list the SKU’s online.

●	All liability insurance required by Costco unless further evidence of insurance from the Vendor is required by Costco.

●	Keeping in force all required Commerce Hub accounts and paying all Commerce Hub fees.

●	Ensuring that all Codes are securely maintained.

●	Providing all digital delivery services required for the Costco customer within one minute of order receipt from Commerce Hub.

●	Providing the Vendor with all Code redemption and cancellation services required.

●	Providing the Vendor with all custom integration and reporting required.

●	Providing a call center and support staff to assist both the Vendor and the Costco customer seven days a week.

●	Obtaining final approval from the Vendor prior to listing for sale on the Costco shopping cart.

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Ordering and Payment

Unless the Vendor is using TicketOps supplied Codes, the Vendor will receive a purchase order from TicketOps and then, within five (5) business days, provide TicketOps with the number of requested Codes. Each SKU can be assigned a unique set of Codes.

Payment for all Codes sold by Costco, less any refunds processed by Costco in that same month, will be due to the Vendor by the end of the month following. At the end of the term all unused Codes, where supplied by the Vendor, will be returned to the Vendor for credit.

Refunds and Cancellations

If a Code is refunded by Costco, TicketOps will email the refunded Codes to the Vendor. If a Code has already been used, the Vendor will have five (5) business days to submit a claim to TicketOps. TicketOps will then submit the claim to Costco and remit payment to the Vendor upon receipt of payment from Costco.

Reporting

Each Vendor will receive a summary of sales and refunds with the monthly payment. At any time TicketOps can supply the Vendor with further detail or the Vendor can request access to a TicketOps web portal to review all sales and refund data. If the Vendor requires any custom sales or reporting integration this will be discussed and approved in advance by the parties.

Term and Termination

This Agreement will automatically terminate in the event that Costco terminates sales for any reason whatsoever. The Vendor can terminate sales with upon thirty (30) days written notice to Costco and TicketOps.

Confidentiality

TicketOps will, and will cause its employees, representatives or agents to, hold in strictest confidence and not use in any manner whatsoever and only disclose to those individuals who have a need to know same, any Confidential Information (as defined below) of the Vendor.

“Confidential Information” mean all information, and all documents and other tangible items which record information, whether on paper, in computer readable format or otherwise, relating to the Vendor (including, without limitation, the terms of this Agreement, business plans, way of doing business, business results or prospects), which information is of a confidential nature, and is known or should have been known by TicketOps as being of a confidential nature.

Vendor Initial ____________ TicketOps Initial ____________

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Miscellaneous

(a)	Entire Agreement. This Agreement constitutes the entire agreement between the Vendor and TicketOps and contains all of the obligations of the respective parties, whether written or oral. In particular, this Agreement supersedes any prior negotiations, discussions, correspondence or other documents, entered into or exchanged by the parties prior to the date hereof. This Agreement may not be amended or modified in any respect except by written instrument signed by both parties.

(b)	Nature of Relationship. The relationship between TicketOps and Vendor shall be that of independent parties, and neither TicketOps nor Vendor, shall be, or be deemed to be, partners of, or joint venturers with, one another. Neither party shall have any right to enter into any contract or commitment in the name of the other party, or to incur any obligation for, create any liability for, or bind the other party in any respect whatsoever.

(c)	Successors and Assigns. This Agreement will ensure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

(d)	Mutual Indemnification. Both parties agree to defend, indemnify, and hold harmless the other party from and against any and all third party claim, action, lawsuit or damage, costs, losses, penalties or expenses (including reasonable attorney’s fees) arising out of or related to:

a.           A breach or alleged breach of the Agreement;

b.           Gross negligence, will misconduct or fraudulent actions: and

c.           The infringement of the rights of any third party of entity.

(e)	Notice: All notices provided for by this Agreement may be given or served by delivery by facsimile, electronic mail, by courier or by depositing in the mail, postage pre-paid by registered mail, to the addresses listed below:

Vendor Name: MoviePass, Inc.
Vendor Address: 175 Varick Street, New York, NY 10014
Contact Name: Madison Geery
Tel no: 646-202-0728
E-mail: madison@moviepass.com

TicketOps Corporation
Suite 1111, 30 St. Clair Ave W, Toronto, ON M4V 3A1
Contact Name: Ms. Tahra Dennett –Account Manager
Tel no: (866) 363-0656 – ext 24
Fax no: (416) 323-3341
Email:Tahra.dennett@ticketops.com

or such other address as the parties may advise in writing.

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IN WITNESS WHEREOF the parties have duly executed this Agreement.

DATED the 4th day of December, 2017.

/s/ J. Mitchell Lowe
VENDOR AUTHORIZED SIGNING OFFICER (SIGNATURE)

Mitch Lowe – Chief Executive Officer

/s/ Tahra Dennett
TICKETOPS AUTHORIZED OFFICER (SIGNATURE)
Tahra Dennett – ACCOUNT MANAGER

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